UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     January 11, 2011

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                      Results of Operations and Financial Condition.

On January 11, 2011, West Marine, Inc. announced its net revenues for the 13-week period (fourth quarter) ended January 1, 2011 and for the 52-week period ended January 1, 2011.  A copy of this press release is attached hereto as Exhibit 99.1.

The press release contains a statement that is supported by adjusted net revenues and adjusted comparable stores sales for the third and fourth quarters of 2008. Adjusted net revenues and adjusted comparable store sales are not measures of financial performance calculated in accordance with accounting principles generally accepted in the United States (“GAAP”). The press release contains tabular reconciliations of net revenues and comparable store sales for 2008 to the foregoing non-GAAP measures for comparison purposes. For more information about these non-GAAP measures, including management’s reasons for including these measures, see “Non-GAAP Financial Information” in the press release, which is being furnished with this report as Exhibit 99.1.

The information required to be furnished pursuant to Item 2.02 and Exhibit 99.1 of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except if we specifically incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibit:

99.1	Press Release dated January 11, 2011 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date:           January 11, 2011                                                      By: /s/ Thomas R. Moran
Thomas R. Moran
Senior Vice President and
Chief Financial Officer